EXHIBIT 21.1

LIST OF SUBSIDIARIES

Subsidiaries as of 12/31/10

Coinstar Automated Retail Canada Inc (British Columbia)
Coinstar E-Payment Services Inc. (Kansas)
Coinstar International, Inc. (Delaware)
Coinstar Ireland Limited (Republic of Ireland)
Coinstar Limited (United Kingdom)
Coinstar Money Transfer (Holdings) Limited (United Kingdom)
Coinstar Money Transfer (Ireland) Limited (Republic of Ireland)
Coinstar Money Transfer Limited (Hong Kong)
Coinstar Money Transfer Limited (United Kingdom)
Coinstar Money Transfer SA (Belgium)
Coinstar Money Transfer SAS (France)
Coinstar Money Transfer Spain S.A. (Spain)
Coinstar Hellas SA (Greece)
Coinstar Support Services Private Limited (India)
Coinstar UK Holdings Limited (United Kingdom)
CUHL Holdings Inc. (Washington)
DVDXpress UK Limited (United Kingdom)
GroupEx Financial Corporation (Delaware)
GroupEx Financial, S.A. (Guatemala)
GroupEx LLC (Delaware)
JRJ Express, Inc. (California)
Kimeco, LLC (California)
Mxes, S.de R.L. de C.V. (Mexico)
Redbox Automated Retail Canada Inc (British Columbia)
Redbox Automated Retail, LLC (Delaware)
Redbox Canada GP (British Columbia)
RAR Ventures, LLC (Delaware)
Sesame Holdings, Inc. (Delaware)